Exhibit 99.1

news release

401 Bay Street, Suite 2010,
P.O. Box 118
Toronto, Ontario
Canada M5H 2Y4
NYSE: TC
TSX: TCM, TCM.WT
January 25, 2010	Frankfurt: A6R

THOMPSON CREEK CONFIRMS MOVE TO U.S. GENERALLY
ACCEPTED ACCOUNTING PRINCIPLES AND DISCLOSES
SIGNIFICANT IMPACT

Thompson Creek Metals Company Inc. (“Company”), one of the world’s largest publicly traded, pure molybdenum producers, today confirmed it will use U.S. generally accepted accounting principles (“US GAAP”) when it discloses its 2009 fiscal year end financial results in February 2010.  The Company had previously disclosed its financial results using Canadian generally accepted accounting principles (“Canadian GAAP”).  All dollar amounts below are in U.S. dollars unless otherwise indicated.

The Company previously announced on November 5, 2009 that more than 50% of its outstanding shares were held by U.S. residents, and consequently it is required to comply with U.S. Securities and Exchange Commission public reporting filing requirements as of January 1, 2010. As a result, the Company will prepare its 2009 consolidated financial statements (including the recast of previously reported annual and quarterly financial statements) in accordance with US GAAP instead of Canadian GAAP.

There will be several impacts to the Company’s fiscal 2009 consolidated results from the adoption of US GAAP, but the most significant is the US GAAP accounting treatment of the Company’s 24,504,000 outstanding warrants (exercisable at CDN$9.00 per common share until October 23, 2011).  The warrants are traded on the Toronto Stock Exchange under the symbol TCM.WT.

Under Canadian GAAP, these outstanding warrants have been classified in equity.  However, under US GAAP, since the exercise price of these warrants is denominated in Canadian dollars instead of the Company’s functional currency (U.S. dollars), each reporting period the

Company is required to reclassify these warrants as a derivative liability and adjust them to fair value each period through a non-cash increase or decrease to consolidated net income.

Despite the US GAAP accounting treatment described above, only one of two scenarios can occur with regard to these warrants.  If the warrants are exercised, the Company will receive cash proceeds of CDN$9.00 per warrant exercised and issue shares of the Company’s common stock.  Or, alternatively, if the warrants expire unexercised, no cash proceeds will be received and no common shares will be issued.  The warrant holders’ right to exercise these warrants expires in October 2011.  The Company believes it is important to note that under either of these two scenarios, there is no possibility for a cash outlay by the Company other than minor administrative expenses related to the exercise of warrants.

Additional information regarding this accounting treatment is available in Management’s Discussion and Analysis for the three and nine months ended September 30, 2009 that was issued on November 5, 2009.

The market value of the outstanding warrants was approximately $22 million on January 1, 2009 (equivalent to CDN$27 million or CDN$1.10 for each warrant outstanding) and was approximately $115 million on December 31, 2009 (equivalent to CDN$121 million or CDN$4.93 for each warrant outstanding).  As discussed above, the change in the fair value of these warrants in fiscal 2009 will result in a pre-tax non-cash charge in the Company’s 2009 consolidated statement of operations of approximately $93 million.  This pre-tax charge will be applied as an “other expense” deduction in the Company’s fiscal 2009 consolidated statement of operations.

As a result of this non-cash charge related to the warrants, the Company expects to report a net loss for fiscal 2009.  Excluding this non-cash charge related to the warrants, the Company expects to report adjusted net income for fiscal 2009.  The Company is currently in the process of finalizing its fiscal 2009 year-end results and the related audit.  More details of the Company’s 2009 financial performance will be provided when the Company announces its 2009 financial results, which is planned to occur after the market closes on February 25, 2010.

The Company’s quarterly and annual earnings for 2010 and 2011 will also be impacted by non-cash gains or charges related to the change in the market value of the warrants until the warrants are either exercised or expire in October 2011.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is one of the largest publicly traded, pure molybdenum producers in the world. The Company owns the Thompson Creek open-pit molybdenum mine and mill in Idaho, a metallurgical roasting facility in Langeloth, Pennsylvania and a 75% share of the Endako open-pit mine, mill and roasting facility in northern British Columbia. Thompson Creek is evaluating the Mount Emmons Deposit, a high-grade underground molybdenum deposit near Crested Butte, Colorado. Thompson Creek has an option to acquire up to 75% of the Mount Emmons Deposit. The Company is continuing to pursue permitting of the Davidson Deposit, a high-grade underground molybdenum deposit near Smithers, B.C. The Company has approximately 750 employees.

Its principal executive office is in Denver, Colorado, and it also has an office in Toronto, Ontario. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation which may include, but is not limited to, statements with respect to the timing and amount of estimated future production.  Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Thompson Creek and/or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include the future price of molybdenum, the estimation of mineral reserves and resources, the realization of mineral reserve estimates and those factors discussed in the section entitled “Risk Factors” in Thompson Creek’s current annual information form which is available on SEDAR at www.sedar.com and is incorporated in its Annual Report on Form 40-F filed with the United States Securities and Exchange Commission which is available at www.sec.gov. Although Thompson Creek has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek does not undertake to update any such forward-looking statements, except in accordance with applicable securities laws.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.

Readers should refer to Thompson Creek’s current annual information form which is available on SEDAR at www.sedar.com and is incorporated in its Annual Report on Form 40-F filed with the SEC which is available at www.sec.gov and subsequent continuous disclosure documents available at www.sedar.com and www.sec.gov for further information on mineral reserves and mineral resources, which is subject to the qualifications and notes set forth therein.

For more information, please contact:

Wayne Cheveldayoff	Dan Symons
Director of Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel.:514-939-3989
Tel: 416-860-1438	dsymons@renmarkfinancial.com
Toll free: 1-800-827-0992
wcheveldayoff@tcrk.com